*090203*
*090203*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520

(775) 684-5708
Website: www.nvsos.gov
Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

			Certificate of Amendment to Articles of Incorporation
				For Nevada Profit Corporations
		(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)


1. Name of corporation:
URBAN TELEVISION NETWORK CORPORATION
Nevada Business ID: NV19861019681; Entity number: C7407-1986

2. The articles have been amended as follows: (provide article numbers, if available)
The name of the corporation is amended to "Punch TV Studios, Inc."

The number of shares authorized is amended to 1,200,000,000 shares of common stock, par value $0.00001.

The number of shares Preferred is amended to 3,000,000 shares of preferred stock, par value $1.00

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Unanimous

4. Effective date and time of filing: (optional) Date: 11/11/2014
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)
/s/Joseph Collins
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

				Nevada Secretary of State Amend Profit-After
							Revised: 11-27-13
This form must be accompanied by appropriate fees.